CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of T. Rowe Price Integrated Equity Funds, Inc. (formerly known as T. Rowe Price Quantitative Management Funds, Inc.) of our reports dated February 16, 2023, relating to the financial statements and financial highlights, which appear in T. Rowe Price Integrated U.S. Small-Cap Growth Equity Fund (formerly known as T. Rowe Price QM U.S. Small-Cap Growth Equity Fund), T. Rowe Price Integrated U.S. Small-Mid Cap Core Equity Fund (formerly known as T. Rowe Price QM U.S. Small & Mid-Cap Core Equity Fund), T. Rowe Price Integrated Global Equity Fund (formerly known as T. Rowe Price QM Global Equity Fund), and T. Rowe Price Integrated U.S. Large-Cap Value Equity Fund’s (formerly known as T. Rowe Price QM U.S. Value Equity Fund) (constituting T. Rowe Price Integrated Funds, Inc.) Annual Report on Form N-CSR for the year ended December 31, 2022. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, and “Fund Service Providers” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
April 28, 2023